UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):          May 3, 2011

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Delaware	39-1600938
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

200 E. Randolph Street, 24th Floor
Chicago, Illinois	60601-6436
(Address of Principal Executive Offices)	(ZIP Code)

(312) 565-6868
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 3, 2011, Merge Healthcare Incorporated (the "Company") issued a News Release containing information about its financial condition and results of operations.

A copy of the Company’s News Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2011, the Company appointed its President, Justin C. Dearborn, to the additional position of Chief Financial Officer.  Steven M. Oreskovich, the Company’s former Chief Financial Officer, will continue to serve as the Company’s Chief Accounting Officer.

Mr. Dearborn, 41, served as managing director and general counsel of Merrick Ventures, LLC (with its operating entities and affiliates, are referred to collectively as “Merrick Ventures”) from January 2007 until his appointment as Chief Executive Officer of the Company on June 4, 2008.  On November 5, 2010, Mr. Dearborn transitioned from our Chief Executive Officer to President and remains a Director of the Company.  Prior to joining Merrick Ventures, Mr. Dearborn worked over nine years for Click Commerce, Inc. (“Click Commerce”), a publicly traded software and services company.  From May 2003 until May 2005, Mr. Dearborn served as vice president of corporate legal affairs and human resources at Click Commerce.  Mr. Dearborn was appointed corporate secretary of Click Commerce on May 2, 2003.  Prior to Click Commerce, Mr. Dearborn worked at Motorola, Inc. (“Motorola”) where he specialized in intellectual property transactions and also held management positions in Motorola’s semiconductor and government groups.  Mr. Dearborn holds a B.A. from Illinois State University and a J.D. from DePaul University.  He has practiced law in the State of Illinois, but no longer holds a license to practice law.  Mr. Dearborn has served on the board of directors of the Company since June 4, 2008.

The Company’s officers are elected annually by the board of directors of the Company and hold office until their successors have been duly elected or until their prior death, resignation or removal.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 News Release of the Company dated May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERGE HEALTHCARE INCORPORATED

May 3, 2011	/s/ Ann G. Mayberry-French
By: Ann G. Mayberry-French
Title: General Counsel and Corporate Secretary

EXHBIT INDEX

Exhibit Number	Description

99.1	News Release dated May 3, 2011